Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Tenaya Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid		Equity	Common Stock, par value $0.0001 per share	Rule 457(o)

Fees to Be Paid		Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)

Fees to Be Paid		Debt	Debt Securities	Rule 457(o)

Fees to Be Paid		Equity	Depositary Shares	Rule 457(o)

Fees to Be Paid		Equity	Warrants	Rule 457(o)

Fees to Be Paid		Other	Subscription Rights	Rule 457(o)

Fees to Be Paid		Other	Purchase Contracts	Rule 457(o)

Fees to Be Paid		Other	Units	Rule 457(o)

Fees to Be Paid	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)			$276,262,180	$0.00001531	$42,295

Carry Forward Securities

Carry Forward Securities		Equity	Common Stock, par value $0.0001 per share	Rule 415(a)(6)

Carry Forward Securities		Equity	Preferred Stock, par value $0.0001 per share	Rule 415(a)(6)

Carry Forward Securities		Debt	Debt Securities	Rule 415(a)(6)

Carry Forward Securities		Equity	Depositary Shares	Rule 415(a)(6)

Carry Forward Securities		Equity	Warrants	Rule 415(a)(6)

Carry Forward Securities		Other	Subscription Rights	Rule 415(a)(6)

Carry Forward Securities		Other	Purchase Contracts	Rule 415(a)(6)

Carry Forward Securities		Other	Units	Rule 415(a)(6)

Carry Forward Securities	(2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)			$23,737,820	$0.0000927		S-3	333-266741	August 17, 2022	$2,200

		Total Offering Amounts					$300,000,000		$42,295

		Total Fees Previously Paid							—

		Total Fee Offsets							—

		Net Fee Due							$42,295

(1)

The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

The proposed maximum offering amount is estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $300,000,000.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $23,737,820 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-266741) which was initially filed with the Securities and Exchange Commission on August 10, 2022 and declared effective on August 17, 2022 (the “Prior Registration Statement”), and are included in this registration statement. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $27,810 with respect to an aggregate of $300,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $2,200 is associated with the Unsold Securities. The registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.